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                                                                   Exhibit 23(b)

                         SMITHGRAHAM INSTITUTIONAL FUNDS

                            A Delaware Business Trust

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                                     BY-LAWS

                               Dated May 30, 2002

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          These By-Laws of the SmithGraham Institutional Funds (the "Trust"), a
Delaware business trust, are subject to the Agreement and Declaration of Trust dated as of May 30, 2002, as from time to time amended, supplemented or restated (the "Declaration of Trust"). Capitalized terms used herein have the same meanings as in the Agreement and Declaration of Trust.

                                    ARTICLE I

                                Offices and Seal

          Section 1. Principal Office. The principal office of the Trust shall be located in Wilmington, Delaware, and the name and address of its resident agent for service of process shall be set forth in the Certificate of Trust.

          Section 2. Other Offices. The Trust shall have the power to open additional offices for the conduct of its business, either within or outside the State of Delaware, at such places as the Board of Trustees may from time to time designate.

          Section 3. Seal. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

                                   ARTICLE II

                            Meetings of Shareholders

          Section 1. Place of Meeting. Meetings of Shareholders shall be held at any place designated by the Board of Trustees. In the absence of any such designation, meetings of Shareholders shall be held at the principal office in Wilmington, Delaware.

          Section 2. No Annual Meetings. There shall be no annual meetings of Shareholders, unless required by law.

          Section 3. Special Meetings. Special meetings of the Shareholders of any Series or Class may be called at any time by a majority of the Board of Trustees. The Board of Trustees shall call a meeting of Shareholders for the purpose of electing or removing one or more Trustees upon the written request of the holders of at least ten percent (10%) of the outstanding

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Shares of the Trust in the aggregate. Business transacted at any special meeting of Shareholders shall be limited to the purpose stated in the notice.

          Section 4. Notice of Meetings. Written notice of any special meeting stating the purpose, place, date and time of the meeting shall be given to each Shareholder entitled to vote at such meeting at least seven (7) days before the date of the meeting. The written notice may be delivered electronically, in person, or by mail, postage prepaid. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his or her address as it appears on the records of the Trust.

          Section 5. Voting. The holders of each share of beneficial interest of the Trust then issued and outstanding and entitled to vote, irrespective of the Series, shall be voted in the aggregate and not by Series, except: (1) when otherwise expressly provided by the Declaration of Trust; or (2) when required by the 1940 Act, Shares shall be voted by Series.

          At all meetings of the Shareholders, every Shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the Shareholder or by his duly authorized attorney in fact. A Shareholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, or oral communication or by any other form of communication. Unless the proxy provides otherwise, such proxy is not valid more than eleven months after its date. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

          At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

          Section 6. Adjourned Meetings. A meeting of Shareholders may be adjourned one or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. The Shareholders of record entitled to vote at a Shareholders' meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If the Shareholders' meeting is adjourned for more than sixty days after the original date, the Trustees shall establish a new record date. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

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          Section 7. Inspectors. At any election of Trustees, the Board of
Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of not less than ten percent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such inspector. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of not less than ten percent (10%) of the Shares entitled to vote on such election or matter.

                                   ARTICLE III

                                    Trustees

          Section 1. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place in or out of the State of Delaware as the Board may from time to time determine.

          Section 2. Telephone Meeting. Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

          Section 3. Quorum. At all meetings of the Board of Trustees a majority of the entire Board of Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater or different proportion is required for such action by the 1940 Act. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 4. Regular Meetings. Regular meetings of the Board of Trustees may be held with such notice as provided under Section 9 at such time and place as shall from time to time be determined by the Board of Trustees.

          Section 5. Special Meetings. Special meetings of the Board of Trustees may be called by the President on one day's notice to each Trustee; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Trustees.

          Section 6. Committees. The Board of Trustees may by resolution passed by a majority of the whole Board appoint from among its members an executive committee and other committees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust. In the absence of any member of such committee, the members

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thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

          Section 7. Action of Committee. A committee shall report its actions and recommendations to the Board of Trustees at the Board meeting next succeeding the committee meeting, and any action by a committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights, of third persons shall be affected by any such revision or alteration.

          Section 8. Compensation. Any Trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee of Trustees, or as Chairman of the Board or Chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

          Section 9. Notice of Meetings. Notices to Trustees shall be oral or by telephone, facsimile or other electronic mechanism or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Trustees need not state the purpose of a regular or special meeting unless required to do so.

          Section 10. Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of the Trustees or committee is required to be given under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person, shall be deemed equivalent to the giving of such notice to such persons.

                                   ARTICLE IV

                                    Officers

          Section 1. General. The Chairman, who shall be a Trustee, shall be the general officer of the Trust and shall serve at the discretion of the Trustees. The executive and operating officers of the Trust shall consist of a President, one or more Vice Presidents, a Treasurer, and a Secretary, and may include one or more Assistant Treasurers or Assistant Secretaries and such other officers as the Trustees may determine. No officer other than the Chairman need be a Trustee. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers.

          Section 2. Election. The Board of Trustees shall elect the officers of the Trust who shall each serve until his or her successor is chosen and qualified or until his or her earlier death, removal, inability to serve, or resignation. Whenever an officer vacancy shall

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occur or if any new officer position is created, the Trustees may fill such vacancy or new officer position.

                  Section 3. Other Officers. The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

                  Section 4. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article IV.

                  Section 5. Removal and Resignation. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, Chairman, or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees.

                  Section 6. Chairman. The Chairman shall preside at any meetings of Shareholders and at meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Trustees.

                  Section 7. President. The President shall be the chief executive officer of the Trust. The President shall see that all orders and resolutions of the Board are carried into effect. Subject to the direction of the Trustees, the President shall have general charge, supervision and control over the Trust's business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees. In the absence or disability of the President, the most senior Vice President shall perform the duties of the President.

                  Section 8. Vice Presidents. The Vice President(s) shall have such powers and perform such duties as the Trustees may determine. The Vice Presidents, in the order of their seniority, shall at the request of, or in the absence or disability of the President, perform the duties and exercise the powers of the President.

                  Section 9. Secretary. The Secretary shall attend such meetings of the Board of Trustees as the Trustees shall determine and all meetings of Shareholders and record all votes and proceedings thereof. The Secretary shall perform like duties for any committee of the Board of Trustees when required. The Secretary shall give, or cause to be given, notice of meetings of Shareholders and of the Board of Trustees. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may designate.

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                  Section 10. Assistant Secretaries. The Assistant Secretaries,
in order of their seniority, shall at the request of, or in the absence or disability of, the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe.

                  Section 11. Treasurer. The Treasurer, unless another officer of the Trust has been so designated, shall be the chief financial officer of the Trust. He shall be responsible for the maintenance of its accounting records and shall render to the Board of Trustees, at its regular meetings, or when the Board of Trustees so requires, an account of all the Trust's financial transactions and a report of the financial condition of the Trust. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Trustees' supervision, and shall perform such additional duties as the Trustees may designate.

                  Section 12. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall at the request of, or in the absence or disability of, the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may from time to time prescribe.

                                    ARTICLE V

                          Shares of Beneficial Interest

                  Section 1. Net Asset Value. The net asset value per share of beneficial interest shall be determined separately for each Series of the Trust and Class thereof and shall be determined by dividing the total market value of the investments and other assets belonging to each Series, less any liabilities attributable to such Series and Class thereof, by the total outstanding Shares of such Series and Class thereof.

                  Net Asset Value per share shall be determined on such days and at such times as the Trustees may determine. The Trustees shall make such determination with respect to securities for which market quotations are readily available, at the market value of such securities, and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series or Class. The Trustees may delegate any of their powers and duties under this Section 1 of Article V with respect to appraisal of assets and liabilities. At any time the Trustees may cause the Net Asset Value per share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.

                  Section 2. No Share Certificates. A certificate or certificates which shall certify the Series of Shares and the number of Shares of beneficial interest of such Series owned by a Shareholder in the Trust will not be issued, unless the Board of Trustees otherwise specifically authorizes such certificates.

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                  Section 3. Recording and Transfer without Certificates. The
Trust shall have full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of Shares by electronic or other means without the issuance of certificates.

                  Section 4. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Delaware.

                  Section 5. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and/or registrars of transfers of Shares of beneficial interest of the Trust, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing Shares of beneficial interest thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

                  Section 6. Share Ledger. The Trust shall maintain an original share ledger containing the names and addresses of all Shareholders and the number and Series of Shares held by each Shareholder. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                                   ARTICLE VI

                               General Provisions

                  Section 1. Distributions. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine.

                  Section 2. Claims Against Series Assets. Each Series of the Trust shall provide in any loan agreement and any other agreement to pledge, mortgage or hypothecate any of its assets that such loan shall be repaid solely by the Series which borrowed funds, that to the extent such loan may be secured only by the assets of the Series which obtained the loan, no creditor of such Series shall have any rights to any assets of the Trust other than the specific assets which secure such loan.

                  Section 3. Bonding of Officers and Employees. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

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                  Section 4. Fiscal Year. Unless otherwise provided by
resolution of the Board of Trustees the fiscal year of the Trust shall begin on the first day of July and end on the last day of June.

                  Section 5. Inspection of Books. The Board of Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions the accounts and books of the Trust or any Series or Class shall be open to the inspection of Shareholders.

                                   ARTICLE VII

                    Indemnification of Trustees and Officers

                  Section 1. Proceedings and Expenses. For the purpose of this Article, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes all expenses and costs reasonably incurred in connection with such proceeding and any expenses of establishing a right to indemnification under this Article.

                  Section 2. Exclusion of Indemnification. Notwithstanding any provision to the contrary contained herein, the Trust shall not indemnify any Trustee or officer for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of such person's office, or in respect of any claim or proceeding as to which such person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

                  Section 3. Successful Defense. Subject to Section 3 of this Article, to the extent that a Trustee or officer has been successful on the merits in defense of any proceeding referred to in Section 2 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

                  Section 4. Required Approval. Any indemnification under this Article may be made by the Trust only if authorized in the specific case on a determination that indemnification of the indemnitee is proper hereunder by:

                  (a) A majority vote of Trustees who are not parties to the proceeding or subject to the claim; or

                  (b)     A written opinion of independent legal counsel.

                  Section 5. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an officer or Trustee, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined

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that he or she is not entitled to indemnification hereunder. Authorizations of payments under this Section must be made in the manner specified in Section 5 of this Article.

                  Section 6. Insurance. The Trust may purchase insurance for any liability that may be incurred by the Trust, the Trustees, officers and agents of the Trust.

                                  ARTICLE VIII

                                  Miscellaneous

                  Section 1. Amendment of By-Laws. These By-Laws may be altered or repealed at any regular or special meeting of the Board of Trustees.

                  Section 2. Severability. The provisions of these By-Laws are severable. If the Board of Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

                  Section 3. Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

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